U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2010

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

506 NW 77th Street
Boca Raton, Florida, 33487
(Address of principal executive offices)

(954) 978-8401
(Issuer's Telephone Number)

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 12, 2010, our Board of Directors adopted a resolution changing our fiscal year from October 31 to December 31, effective immediately.  Our Bylaws provides the authority for our Board of Directors to establish our fiscal year on a date in their sole discretion. Our Board undertook this resolution in order to have the fiscal year coincide with the fiscal year end for our wholly owned operating subsidiary company.

We intend to file a report on Form 10-Q for the nine month period ended September 30, 2010 and a Form 10-K for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2010	DNA BRANDS, INC. (Registrant) By: s/Darren Marks Darren Marks, Chief Executive Officer